Exhibit 5.1

McGuireWoods LLP

Gateway Plaza

800 East Canal Street

Richmond, Virginia 23219

December 10, 2018

Dominion Energy, Inc.

120 Tredegar Street

Richmond, Virginia 23219

Ladies and Gentlemen:

We have acted as special counsel to Dominion Energy, Inc., a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 22,500,000 shares of the Company’s common stock, without par value (the “Common Stock”), that may be issued by the Company in connection with the merger (the “Merger”) of Tredegar Street Merger Sub, LLC, a Delaware limited liability company and indirect, wholly owned subsidiary of the Company (“Merger Sub”), with and into Dominion Energy Midstream Partners, LP, a Delaware limited partnership (“Dominion Energy Midstream”), as contemplated by the Agreement and Plan of Merger, dated as of November 26, 2018 (the “Merger Agreement”), by and among the Company, Merger Sub, Dominion Energy Midstream and Dominion Energy Midstream GP, LLC, a Delaware limited liability company and the general partner of Dominion Energy Midstream. This opinion letter is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)	the Registration Statement;

(b)	the preliminary prospectus contained in the Registration Statement (the “Prospectus”); and

(c)	the Merger Agreement.

In addition, we have examined and relied upon the following:

(i)    a certificate from the assistant secretary of the Company certifying as to (A) true and correct copies of the articles of incorporation and bylaws of the Company (the “Organizational Documents”), and (B) resolutions of the Board of Directors of the Company approving the Merger, authorizing the filing of the Registration Statement and the issuance of Common Stock by the Company;

(ii)    a certificate dated December 10, 2018, issued by the State Corporation Commission of the Commonwealth of Virginia, attesting to the corporate status of the Company in the Commonwealth of Virginia; and

(iii)    originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the law of the Commonwealth of Virginia.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)    Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof and (ii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters.

(b)    Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c)    Registration. The Registration Statement shall have been declared effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded.

Our Opinions

Based on and subject to the foregoing and the qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1.    Organizational Status. The Company is a validly existing corporation under the laws of the Commonwealth of Virginia.

2.    Power and Authority. The Company has the corporate power and authority to issue the Common Stock.

3.    Common Stock. When (i) the Registration Statement relating to such Common Stock has become effective under the Securities Act, (ii) such Common Stock has been issued in exchange for common units representing limited partner interests of Dominion Energy Midstream in accordance with the Merger Agreement, and (iii) certificates in the form required under the laws of the Commonwealth of Virginia representing the shares of such Common Stock are duly executed, countersigned, registered and delivered, if such Common Stock is certificated, or book-entry notations in the form required under the laws of the Commonwealth of Virginia have been made in the share register of the Company, if such Common Stock is not represented by certificates, such Common Stock will be validly issued, fully paid and non-assessable.

Qualifications and Limitations Applicable to Our Opinions

Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof and to references to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

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